Exhibit 10.18
                           FARM FAMILY HOLDINGS, INC.
                             OMNIBUS SECURITIES PLAN
                            AMENDMENT AND RESTATEMENT


                                    ARTICLE I
                                     Purpose

The purpose of this FARM FAMILY HOLDINGS, INC. OMNIBUS SECURITIES PLAN (the "Plan") is to benefit the stockholders of FARM FAMILY HOLDINGS, INC., a Delaware corporation (the "Company"), by assisting the Company to attract, retain and incentivize key management employees and directors of the Company and its Affiliates, and to align the interests of such employees and directors with those of the Company's stockholders. Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee or director as provided herein. The Plan was originally adopted effective as of December 13, 1996 and has since been amended from time to time. This amendment and restatement of the Plan shall be effective as of February 29, 2000, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.
                                   ARTICLE II
                                   Definitions

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

"Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

"Award" means, individually or collectively, any Option, Stock Appreciation Right or Restricted Stock Award.

"Award Agreement" means a written agreement between the Company and the Holder with respect to any Award.

"Board" means the Board of Directors of the Company.

A "Change of Control" of the Company shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, a Change in Control will in any event be deemed to occur if and when:

(a) any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, "Person"), other than the Company or a subsidiary or employee benefit plan of the Company or subsidiary, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the common stock of the Company then outstanding;

(b) stockholders approve a merger, consolidation or other business combination (a "Business Combination") other than a Business Combination in which the persons who were the holders of common stock of Farm Family Life Insurance Company, Farm Family Casualty Insurance Company or Farm Family Holdings, Inc. immediately prior to the Business Combination (i) own, immediately after the Business Combination, more than sixty percent (60%) of the combined voting power of securities issued by the ultimate parent company resulting from such Business Combination, and (ii) own such securities in substantially the same proportion as they were owned by such persons immediately prior to the Business Combination;

(c) stockholders approve either (i) an agreement for the sale or disposition of all or substantially all of the Company's assets to any entity that is not a subsidiary of the Company, or (ii) a plan of complete liquidation; or

(d) the persons who were members of the Board immediately before a tender offer by any Person other than the Company or a subsidiary, or before a merger, consolidation or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions.

"Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

"Committee" means not less than three (3) members of the Board who are selected by the Board to administer the Plan.

"Common Stock" means the Common Stock, par value $.01 per share, of the Company.

"Company" means Farm Family Holdings, Inc., a Delaware corporation, and any successor thereto.

"Director" means a member of the Board, or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

"Effective Date"  shall be as set forth in Article III of the Plan.

"Employee" means any person employed by the Company or an Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

"Holder" means an Employee or a Director who has been granted an Award.

"Incentive Stock Option" means an Option which is an "incentive stock option" within the meaning of Section 422 of the Code.

"Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

"Option" means an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

"Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

"Plan" means this Farm Family Holdings, Inc. Omnibus Securities Plan, as amended from time to time.

"Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

"Restricted Stock Award" means an Award granted under Article IX of the Plan.

"Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

"Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date on which such Stock Appreciation Right was granted.

"Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

"Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

"Total and Permanent Disability" means the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual's past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder.

                                   ARTICLE III
                             Effective Date of Plan

The Plan was originally effective as of December 13, 1996. This amendment and restatement of the Plan shall be effective as of February 29, 2000, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

                                   ARTICLE IV
                                 Administration

Section 4.1 Composition of Committee. Except as provided in Section 4.5, the Plan shall be administered by the Committee. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which Employees shall receive Awards, the time or times when Awards to Employees shall be made, what type of Awards shall be granted to Employees and the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award to an Employee. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contribution to the Company's (or the Affiliate's) success and such other factors as the Committee in its discretion shall deem relevant.

Section 4.3 Additional Powers. Subject to Section 4.5, the Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, including but not limited to Section 4.5, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award made to an Employee, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan with respect to the participation of Employees. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement entered into with an Employee in the manner and to the extent it shall deem expedient to carry it into effect. In no event shall the Committee have the right to amend an outstanding Option Agreement for the sole purpose of reducing the exercise price thereof. The determinations of the Committee on the matters referred to in this
Article IV shall be conclusive.

Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

Section 4.5 Participation of Directors. Notwithstanding anything to the contrary contained in the Plan, all decisions relating to the participation of Directors in the Plan, including but not limited to the determination of which Directors shall receive Awards, the time or times when Awards shall be made to Directors, what types of Awards (other than Incentive Stock Options, which may not be awarded to Directors) shall be granted to Directors and the number of shares of Common Stock which may be issued under each Non-Qualified Stock Option, Stock Appreciation Right or Restricted Stock Award for a Director, shall be made by the Board, in its discretion, rather than by the Committee.

                                    ARTICLE V
                  Stock Subject to Plan and Limitations Thereon

Section 5.1 Stock Grant and Award Limits. Subject to Article XII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed One Million (1,000,000) shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award is settled in cash or lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the aggregate number of shares of Common Stock that may be subject to Awards of Restricted Stock under Article IX is One Hundred Thousand (100,000) (subject to adjustment in the same manner as provided in Article X with respect to shares of Common Stock subject to Awards then outstanding). Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options and Stock Appreciation Rights under Article VII or VIII granted to any one Employee during any calendar year is One Hundred Thousand (100,000) (subject to adjustment in the same manner as provided in
Article X with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options and Stock Appreciation Rights to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such annual maximum number of shares per covered employee, as defined in Section 162(m) of the Code, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one Director during any calendar year is One Thousand (1,000) (subject to adjustment in the same manner as provided in Article X with respect to shares of Common Stock subject to Awards then outstanding).

Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI
                Eligibility for Awards; Termination of Employment
                               or Director Status

Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees or Directors; provided, however, that Incentive Stock Options may not be granted to Directors. An Award may be granted on more than one occasion to the same Employee or Director, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option (except with respect to Awards made to Directors), a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any combination thereof.

Section 6.2 Termination of Employment. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder's employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death:

(a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights (other than Stock Appreciation Rights granted in connection with Incentive Stock Options), shall terminate on the earlier of the expiration date of the Options as set forth in the Award Agreement and one (1) year after the date of termination of employee.

      Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options or Stock Appreciation Rights.

(b) The Holder's rights, if any, to exercise any then exercisable Incentive Stock Options and/or Stock Appreciation Rights granted in connection with Incentive Stock Options, shall terminate on the earlier of the expiration date of the Options as set forth in the Award Agreement and the relevant date set forth in (1), (2), or (3) below:

      (1) If such termination is for a reason other than the Holder's retirement upon or after attaining age fifty-five (55), Total and Permanent Disability or death, not more than thirty (30) days after the date of such termination of employment;

      (2) If such termination is on account of the Holder's retirement upon or after attaining age fifty-five (55) or on account of the Holder's Total and Permanent Disability, three (3) months after the date of such termination of employment; or
      (3) If such termination is on account of the Holder's death, one (1) year after the date of the Holder's death.

      Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options or Stock Appreciation Rights.

(c) If a Holder's employment with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment, that all or a portion of any such Holder's Restricted Stock shall not be so canceled and forfeited.

Section 6.3 Termination of Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder's status as a Director of the Company or an Affiliate, as applicable, for any reason:

(a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate on the earlier of the expiration date of the Options as set forth in the Award Agreement and one (1) year after the date of such termination of Director status.

      Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options or Stock Appreciation Rights.

(b) If a Holder's status as a Director of the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Board, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of Director status, that all or a portion of any such Holder's Restricted Stock shall not be so canceled and forfeited.





                                   ARTICLE VII
                                     Options

Section 7.1 Option Period. The term of each Option shall be as specified in the Option Agreement.

Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

Section 7.3 Special Limitations on Incentive Stock Options. Incentive Stock Options may be granted solely to Employees. In addition, to the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee or the Board from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2 or 6.3, specify the effect of termination of employment or Director status on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise,(ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee (or, with respect to Directors, the Board) shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee or the Board, but such Option price (i) in the case of an Option that is an Incentive Stock Option, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) in the case of an Option that is a Non-Qualified Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date such Option is granted and (iii) shall be subject to adjustment as provided in
Article X. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee or the Board. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

Section 7.6 Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

Section 7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

                                  ARTICLE VIII
                            Stock Appreciation Rights

Section 8.1 Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Award Agreement will provide that the exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee (or, with respect to Directors, by the Board) including all applicable matters set forth with specificity in Section 7.4 with respect to Option Agreements. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, in shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock, as determined by the Committee (or, with respect to Directors, by the Board). Each Stock Appreciation Rights Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2 or 6.3, specify the effect of termination of employment or Director status on the exercisability of the Stock Appreciation Rights.

Section 8.2 Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee (or, with respect to Directors, by the Board) at the date of grant.

Section 8.3 Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee (or, with respect to Directors, by the Board).

                                   ARTICLE IX
                             Restricted Stock Awards

Section 9.1 Restriction Period to be Established . At the time a Restricted Stock Award is made, the Committee (or, with respect to Directors, the Board) shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee (or, with respect to Directors, the Board), provided however, that all shares underlying Awards of Restricted Stock shall vest either (i) in full at the expiration of a period of not less than three (3) years from the date of grant of such Award, or (ii) proportionately in equal installments over a period of not less than three (3) years from the date of grant of such Award. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9.2 or Article X.

Section 9.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for by the Award Agreement, the Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period,
(iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee (or, with respect to Directors, by the Board) pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee (or, with respect to Directors, the Board) may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2 or
6.3. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2 or 6.3, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Restricted Stock Awards, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements, prohibiting an election by the Holder under Section 83(b) of the Code and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee (or, with respect to Directors, the Board) shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

Section 9.3 Payment for Restricted Stock. The Committee (or, with respect to Directors, the Board) shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 9.4 Agreements. At the time any Award is made under this Article IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee (or, with respect to Directors, the Board) may determine to be appropriate.


                                    ARTICLE X
                       Recapitalization or Reorganization

Section 10.1 Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

Section 10.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

Section 10.3 Change of Control. In the event of the occurrence of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee (or, with respect to Directors, the Board), in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or
(y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (ii) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to stockholders of the Company in any transaction described in this Section 10.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 10.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control.

Section 10.4 Other Events. In the event of changes to the outstanding Common Stock by reason of stock split, stock dividend, recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article X, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee (or, with respect to Directors, by the Board) in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

Section 10.5 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.


Section 10.6 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                   ARTICLE XI
                        Amendment and Termination of Plan

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would impair the rights of a Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

                                   ARTICLE XII
                                  Miscellaneous

Section 12.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee or Director any right to be granted an Option, a Stock Appreciation Right and/or a Restricted Stock Award except as may be evidenced by an Award or by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 12.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Director any right with respect to continuation of employment or Director status with the Company or any Affiliate, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee or the Director status of a Director at any time.

Section 12.3 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may subject to such terms and conditions as it may establish from time to time permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

Section 12.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 12.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family or to a trust for the benefit of such immediate family member, if permitted under the applicable Award Agreement. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder's guardian or legal representative unless it has been transferred by gift to a member of the Holder's immediately family or to a trust for the benefit of such immediate family member, in which case it shall be exercisable solely by such transferee. For purposes of this provision, a Holder's "immediate family" shall mean the Holder's spouse, children and grandchildren. Notwithstanding any such transfer, the Holder will continue to be subject to the withholding requirements provided for under Section 12.3 hereof.

Section 12.6 Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder with an exercise price not less than the Fair Market Value of a share of Common Stock on the date of grant shall constitute "performance-based" compensation within the meaning of Section 162(m).

Section 12.7 Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

Section 12.8 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. Neither the Company nor any member of the Committee or the Board shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 12.9 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of New York.

Section 12.10 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 12.11 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 12.12 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance. --------

IN WITNESS WHEREOF, the Company has hereby executed this amendment and restatement of the Plan, on the date written below.



FARM FAMILY HOLDINGS, INC.


By: /s/  Philip P. Weber
      Philip P. Weber
      President & Chief Executive Officer


Date:   May 3, 2000